Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports strong fourth quarter and full year 2014 results,

including double-digit growth in earnings per share

Company increases quarterly cash dividend by 10 percent

•	Fourth quarter 2014 adjusted net income was $114 million or $0.62 per share, up 11 percent over fourth quarter 2013; GAAP net income was $96 million or $0.52 per share

•	Full-year 2014 adjusted net income was $362 million or $1.97 per share, an increase of 18 percent; Full-year GAAP net income was $337 million or $1.83 per share

•	Xylem delivered $1.04 billion in fourth quarter 2014 revenue, growth of 6 percent organically

•	Xylem’s fourth quarter 2014 adjusted operating margin increased 70 basis points, resulting in six consecutive quarters of adjusted operating margin expansion

•	Company projects full-year 2015 adjusted EPS of $1.85 to $1.95 per share; Excluding the expected unfavorable impact of foreign exchange translation, adjusted earnings growth of 5 to 10 percent is expected on organic revenue growth of 1 to 3 percent

RYE BROOK, N.Y., February 5, 2015 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter 2014 net income of $96 million, or $0.52 per share. Excluding the impact of restructuring, realignment and other special charges, the Company delivered adjusted net income of $114 million or $0.62 per share in the quarter, an 11-percent increase over the comparable period in 2013. Fourth quarter organic revenue grew 6 percent to $1.04 billion, reflecting stronger results from emerging markets and the U.S., as well as across all end markets. Fourth quarter adjusted operating margins improved 70 basis points, driven by higher volume and the impact of efficiency measures undertaken throughout the year.

For the full year 2014, Xylem generated $3.92 billion in revenue, an organic increase of 3 percent over 2013. Full-year reported net income was $337 million, or $1.83 per share, with an operating margin of 11.8 percent. Adjusted net income, which excludes the impact of restructuring, realignment and other special items, was $362 million or $1.97 per share. Xylem delivered a full-year 2014 adjusted operating margin of 12.9 percent. Free cash flow was $297 million, up 50 percent versus last year.

“Xylem delivered strong results in the fourth quarter, closing out 2014 with a clear strategic focus, stronger execution and a renewed drive in research and innovation,” said Patrick Decker, president and chief executive officer of Xylem. “We generated growth in each of our key regions in the fourth quarter, with notably strong results in China and the emerging markets in general. Solid growth in the U.S. and more effective execution across the company helped us to mitigate slower growth in Europe.”

Decker continued, “During 2015, we will continue to strengthen critical organization capabilities in the areas of commercial excellence, innovation and technology, and emerging markets in order to accelerate Xylem’s growth. Our commitment to building a continuous improvement culture across the organization will drive efficiencies and enable us to continue to expand margins and reinvest for growth in our business. Our core fundamentals are strong and our 2015 plan tracks well with our long-term commitments to grow the company and our shareholders’ return.”

Xylem today also announced that its Board of Directors declared a dividend in the amount of $0.1408 per share for the first quarter of 2015, an increase of 10 percent. The dividend is payable on March 18, 2015 to shareholders of record as of February 18, 2015.

Full-year 2015 Outlook

Xylem forecasts full-year 2015 revenue of approximately $3.7 billion, a decrease of 5 to 7 percent over the 2014 results, including the projected unfavorable impact of foreign exchange translation. On an organic basis, Xylem’s revenue growth is anticipated to be in the range of 1 to 3 percent.

Full-year 2015 adjusted operating income is expected to be in the range of $480 to $505 million, resulting in adjusted earnings per share of $1.85 to $1.95. This represents a decline of 1 to 6 percent from Xylem’s 2014 adjusted results. Excluding the projected unfavorable impact of foreign exchange translation, Xylem’s adjusted earnings per share growth is anticipated to be in the range of 5 to 10 percent. The company’s adjusted earnings outlook reflects projected restructuring and realignment costs of $20 million for the year.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Fourth quarter 2014 revenue was $672 million, up 6 percent organically compared with the fourth quarter 2013, reflecting growth across all business lines and all geographic regions.

•	Fourth quarter adjusted operating income for the segment, which excludes $9 million of restructuring, realignment and other special items, was $113 million, a 2-percent improvement over the same period in 2013. Adjusted operating margin for the quarter expanded 30 basis points reflecting the benefits of cost reduction actions taken throughout the year.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•	Fourth quarter 2014 revenue increased 7 percent organically year-over-year to $370 million with growth coming from all applications, and exceptionally strong performances in the U.S. and emerging markets.

•	Fourth quarter adjusted operating income for the segment, which excludes $2 million of restructuring and realignment costs, was $50 million, 6 percent higher than the comparable period last year. Adjusted operating margin grew 40 basis points, reflecting the benefits of cost reduction actions taken throughout the year, partially offset by unfavorable foreign exchange translation impacts.

Supplemental information on Xylem’s fourth quarter and full year 2014 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2014 revenues of $3.9 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index for the last three years for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Millions, except per share data)

Year Ended December 31,	Unaudited 2014	2013	2012
Revenue	$3,916	$3,837	$3,791
Cost of revenue	2,403	2,338	2,289

Gross profit	1,513	1,499	1,502
Selling, general and administrative expenses	920	986	914
Research and development expenses	104	104	106
Separation costs	—	4	22
Restructuring and asset impairment charges	26	42	17

Operating income	463	363	443
Interest expense	54	55	55
Other non-operating income (expense), net	1	(10)	—
Gain from sale of business	11	—	—

Income before taxes	421	298	388
Income tax expense	84	70	91

Net income	$337	$228	$297

Earnings per share:
Basic	$1.84	$1.23	$1.60
Diluted	$1.83	$1.22	$1.59
Weighted average number of shares:
Basic	183.1	185.2	185.8
Diluted	184.2	186.0	186.2
Dividends declared per share	$0.5120	$0.4656	$0.4048

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Millions, except per share amounts)

December 31,	Unaudited 2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$663	$533
Receivables, less allowances for discounts and doubtful accounts of $34 and $31 in 2014 and 2013, respectively	771	817
Inventories	486	475
Prepaid and other current assets	144	143
Deferred income tax assets	38	41

Total current assets	2,102	2,009
Property, plant and equipment, net	461	488
Goodwill	1,635	1,718
Other intangible assets, net	431	488
Other non-current assets	235	193

Total assets	$4,864	$4,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$338	$332
Accrued and other current liabilities	481	479
Short-term borrowings and current maturities of long-term debt	89	42

Total current liabilities	908	853
Long-term debt	1,199	1,199
Accrued postretirement benefits	388	348
Deferred income tax liabilities	158	191
Other non-current accrued liabilities	84	64

Total liabilities	2,737	2,655

Stockholders’ equity:
Common Stock — par value $0.01 per share:
Authorized 750.0 shares, issued 188.9 and 187.6 shares in 2014 and 2013, respectively	2	2
Capital in excess of par value	1,796	1,753
Retained earnings	648	405
Treasury stock – at cost 6.6 shares and 3.0 shares in 2014 and 2013, respectively	(220)	(86)
Accumulated other comprehensive income	(99)	167

Total stockholders’ equity	2,127	2,241

Total liabilities and stockholders’ equity	$4,864	$4,896

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

Year Ended December 31,	Unaudited 2014	2013	2012
Operating Activities
Net income	$337	$228	$297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	95	99	94
Amortization	47	51	48
Deferred income taxes	(29)	(14)	1
Share-based compensation	18	27	22
Restructuring and asset impairment charges, net	26	42	17
Gain from sale of business	(11)	—	—
Other, net	2	15	2
Payments of restructuring	(26)	(35)	(9)
Contributions to postretirement benefit plans	(35)	(43)	(46)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(37)	(47)	2
Changes in inventories	(49)	(39)	5
Changes in accounts payable	17	4	(4)
Changes in accrued liabilities	3	18	(28)
Changes in accrued taxes	25	20	(17)
Net changes in other assets and liabilities	33	(2)	12

Net Cash — Operating activities	416	324	396

Investing Activities
Capital expenditures	(119)	(126)	(112)
Proceeds from the sale of property, plant and equipment	2	6	5
Acquisitions of businesses and assets, net of cash acquired	—	(81)	(41)
Proceeds from sale of business	30	—	—
Other, net	1	2	1

Net Cash — Investing activities	(86)	(199)	(147)

Financing Activities
Net transfer to former parent	—	—	(9)
Issuance of short-term debt	52	39	13
Principal payments of debt and capital lease obligations	—	(2)	(14)
Repurchase of common stock	(134)	(73)	(13)
Proceeds from exercise of employee stock options	26	22	24
Excess tax benefit from share based compensation	2	1	—
Dividends paid	(94)	(87)	(75)
Other, net	1	—	—

Net Cash — Financing activities	(147)	(100)	(74)

Effect of exchange rate changes on cash	(53)	4	11

Net change in cash and cash equivalents	130	29	186
Cash and cash equivalents at beginning of year	533	504	318

Cash and cash equivalents at end of year	$663	$533	$504

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$51	$51	$53
Income taxes (net of refunds received)	$81	$65	$104

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude non-recurring restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operatng income and earnings per share, adjusted to exclude non-recurring restructuring and realignment costs, gain on sale of business, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as non-recurring costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, relocation, travel and other costs.

“Special charges” defined as costs incurred by the Company associated with the settlement of legal proceedings with Xylem Group LLC and certain costs incurred for the change in chief executive officer made during the third quarter of 2013, as well as costs incurred in the fourth quarter of 2013 for the contractual indemnification of federal tax obligations to ITT and costs associated with a legal judgment arising from a historical acquisition matter.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2014 v. 2013	% Change 2014 v. 2013	Acquisitions / Divestitures	FX Contribution	Change Adj. 2014 v. 2013	% Change Adj. 2014 v. 2013
	2014	2013
Year Ended December 31
Xylem Inc.	4,021	3,912	109	3%	1	43	153	4%	4%
Water Infrastructure	2,511	2,443	68	3%	(8)	40	100	4%	4%
Applied Water	1,510	1,469	41	3%	9	3	53	4%	3%
Quarter Ended December 31
Xylem Inc.	970	986	(16)	-2%	4	46	34	3%	3%
Water Infrastructure	596	630	(34)	-5%	—	35	1	0%	0%
Applied Water	374	356	18	5%	4	11	33	9%	8%
Quarter Ended September 30
Xylem Inc.	1,027	955	72	8%	5	2	79	8%	8%
Water Infrastructure	664	601	63	10%	—	—	63	10%	10%
Applied Water	363	354	9	3%	5	2	16	5%	3%
Quarter Ended June 30
Xylem Inc.	1,031	1,009	22	2%	(1)	(8)	13	1%	1%
Water Infrastructure	654	629	25	4%	(1)	1	25	4%	4%
Applied Water	377	380	(3)	-1%	—	(8)	(11)	-3%	-3%
Quarter Ended March 31
Xylem Inc.	993	962	31	3%	(7)	3	27	3%	4%
Water Infrastructure	597	583	14	2%	(7)	4	11	2%	3%
Applied Water	396	379	17	4%	—	(2)	15	4%	4%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2014 v. 2013	% Change 2014 v. 2013	Acquisitions / Divestitures	FX Contribution	Change Adj. 2014 v. 2013	% Change Adj. 2014 v. 2013
	2014	2013
Year Ended December 31
Xylem Inc.	3,916	3,837	79	2%	6	49	134	3%	3%
Water Infrastructure	2,442	2,384	58	2%	(6)	47	99	4%	4%
Applied Water	1,474	1,453	21	1%	12	2	35	2%	2%
Quarter Ended December 31
Xylem Inc.	1,042	1,033	9	1%	5	50	64	6%	6%
Water Infrastructure	672	673	(1)	0%	—	39	38	6%	6%
Applied Water	370	360	10	3%	5	11	26	7%	6%
Quarter Ended September 30
Xylem Inc.	963	965	(2)	0%	7	2	7	1%	0%
Water Infrastructure	602	602	—	0%	—	1	1	0%	0%
Applied Water	361	363	(2)	-1%	7	—	5	1%	-1%
Quarter Ended June 30
Xylem Inc.	1,005	960	45	5%	(1)	(7)	37	4%	4%
Water Infrastructure	616	577	39	7%	(1)	2	40	7%	7%
Applied Water	389	383	6	2%	—	(7)	(1)	0%	0%
Quarter Ended March 31
Xylem Inc.	906	879	27	3%	(5)	4	26	3%	4%
Water Infrastructure	552	532	20	4%	(5)	5	20	4%	5%
Applied Water	354	347	7	2%	—	(2)	5	1%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q4		YTD
	2014	2013	2014	2013
Total Revenue
• Total Xylem	1,042	1,033	3,916	3,837
• Water Infrastructure	672	673	2,442	2,384
• Applied Water	370	360	1,474	1,453
Operating Income
• Total Xylem	141	129	463	363
• Water Infrastructure	104	99	321	263
• Applied Water	48	43	193	175
• Total Segments	152	142	514	438
Operating Margin
• Total Xylem	13.5%	12.5%	11.8%	9.5%
• Water Infrastructure	15.5%	14.7%	13.1%	11.0%
• Applied Water	13.0%	11.9%	13.1%	12.0%
• Total Segments	14.6%	13.7%	13.1%	11.4%
Special Charges
• Total Xylem	—	4	—	24
• Water Infrastructure	—	4	—	4
• Applied Water	—	—	—	—
• Total Segments	—	4	—	4
Restructuring & Realignment Costs
• Total Xylem	12	12	43	64
• Water Infrastructure	9	8	29	48
• Applied Water	2	4	13	16
• Total Segments	11	12	42	64
Adjusted Operating Income*
• Total Xylem	153	145	506	451
• Water Infrastructure	113	111	350	315
• Applied Water	50	47	206	191
• Total Segments	163	158	556	506
Adjusted Operating Margin*
• Total Xylem	14.7%	14.0%	12.9%	11.8%
• Water Infrastructure	16.8%	16.5%	14.3%	13.2%
• Applied Water	13.5%	13.1%	14.0%	13.1%
• Total Segments	15.6%	15.3%	14.2%	13.2%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q4 2013				Q4 2014
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,033			1,033	1,042			1,042
Operating Income	129	16	a	145	141	12	d	153
Operating Margin	12.5%			14.0%	13.5%			14.7%
Interest Expense	(14)			(14)	(13)			(13)
Other Non-Operating Income (Expense)	(8)	8	b	—	—			—
Gain on sale of business	—			—	—	—		—

Income before Taxes	107	24		131	128	12		140
Provision for Income Taxes	(39)	11	c	(28)	(32)	6	c	(26)

Net Income	68	35		103	96	18		114

Diluted Shares	185.6			185.6	183.3			183.3
Diluted EPS	$0.37	$0.19		$0.56	$0.52	$0.10		$0.62

	Q4 YTD 2013				Q4 YTD 2014
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,837			3,837	3,916			3,916
Operating Income	363	88	a	451	463	43	d	506
Operating Margin	9.5%			11.8%	11.8%			12.9%
Interest Expense	(55)			(55)	(54)			(54)
Other Non-Operating Income (Expense)	(10)	8	b	(2)	1			1
Gain on sale of business	—			—	11	(11)		—

Income before Taxes	298	96		394	421	32		453
Provision for Income Taxes	(70)	(13	)c	(83)	(84)	(7	)c	(91)

Net Income	228	83		311	337	25		362

Diluted Shares	186.0			186.0	184.2			184.2
Diluted EPS	$1.22	$0.45		$1.67	$1.83	$0.14		$1.97

a	Restructuring & realignment costs and special charges
b	Special charges
c	Net tax impact of restructuring & realignment costs, special charges and special tax items
d	Restructuring & realignment costs

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Year Ended
	2014	2013
Net Cash - Operating Activities	$416	$324
Capital Expenditures	(119)	(126)

Free Cash Flow	$297	$198

Net Income	337	228
Gain on Sale of Business	11	—

Net Income, excluding gain on sale of business	$326	$228

Free Cash Flow Conversion	91%	87%